UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

CHINDEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100 BETHESDA, MARYLAND	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 215−7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Chindex International, Inc., a Delaware corporation (the “Company”), held a Special Meeting of Stockholders on September 16, 2014 (the “Special Meeting”).  The purpose of the Special Meeting was to submit the previously disclosed proposals to a vote of the holders of the Company’s outstanding stock as of the close of business on August 19, 2014 (the record date for the Special Meeting).  The proposals being voted upon were: (i) the adoption of the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014, as amended as of August 6, 2014 (as it may be further amended from time to time, the “Merger Agreement”), by and among the Company, Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the approval, on an advisory and non-binding basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the proposed merger (the “Merger-Related Compensation Proposal”); and (iii) the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”).

Adoption of the Merger Agreement required (i) the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding stock, voting as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding stock not owned, directly or indirectly, by any “Excluded Holder” (as defined in the Merger Agreement), voting as a single class.  “Excluded Holders” consisted of, among others, Parent, Merger Sub, holders of shares of Class B common stock, Roberta Lipson and her related trusts, the other officers and directors of the Company (other than the members of the Transaction Committee of the Board of Directors), and Fosun Industrial Co., Limited.

Approval of the Merger-Related Compensation Proposal and the Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of the Company’s outstanding stock present in person or represented by proxy at the Special Meeting and voting on the proposal, voting as a single class.

At the Special Meeting, the Company’s stockholders adopted the Merger Agreement and approved the Merger-Related Compensation Proposal.  Because the Merger Agreement was adopted at the Special Meeting, the Adjournment Proposal was not submitted for a vote.  A summary of the voting results for the proposals voted on at the Special Meeting is set forth below:

Proposal 1: Adoption of the Merger Agreement

(i) Shares held by all stockholders

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,155,592	70,281	4,541	--

(ii) Shares held by stockholders other than the Excluded Holders

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,212,437	70,281	4,541	--

Proposal 2: Merger-Related Compensation Proposal

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
17,687,724	1,254,767	287,923	--

Item 8.01    Other Events.

On September 16, 2014, the Company issued a press release announcing that its stockholders had adopted the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 19, 2014

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
Name: Lawrence Pemble
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated September 16, 2014